UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2022

Rubicon Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40910	88-3703651
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Main Street Suite #610 Lexington, KY		40507
(Address of principal executive offices)		(Zip Code)

(844) 479-1507

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RBT	New York Stock Exchange
Warrants, each exercisable for one share of Class A common stock at an exercise price of $11.50 per share	RBT WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

As previously disclosed, on August 15, 2022, Rubicon Technologies, Inc. (formerly known as Founder SPAC) (the “Company”) consummated the previously announced business combination (the “Business Combination”) pursuant to that certain Agreement and Plan of Merger, dated as of December 15, 2021, by and among Founder SPAC (“Founder”), Ravenclaw Merger Sub LLC, Rubicon Technologies, LLC (“Holdings LLC”), and the other parties thereto.

On August 29, 2022, the audit committee of the board of directors of the Company (the “Audit Committee”) unanimously approved a resolution appointing Cherry Bekaert LLP (“Cherry Bekaert”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2022. Cherry Bekaert served as the independent registered public accounting firm of Holdings LLC prior to the Business Combination. Accordingly, Grant Thornton LLP (“Grant Thornton”), Founder’s independent registered public accounting firm prior to the Business Combination, was informed on August 30, 2022 that it was dismissed as the Company’s independent registered public accounting firm.

The audit report of Grant Thornton on Founder’s financial statements for the fiscal year ending December 31, 2021, its year of formation and sole reporting fiscal year, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from April 26, 2021 (inception) through December 31, 2021 and the subsequent interim period through August 29, 2022, there were no disagreements between Founder and Grant Thornton on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference to the subject matter of the disagreements in its reports on Founder’s financial statements for such year.

During the period from April 26, 2021 (inception) through December 31, 2021 and the subsequent interim period through August 29, 2022, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended).

The Company provided Grant Thornton with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) and has requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Grant Thornton’s letter, dated August 30, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal year ending December 31, 2021 and the subsequent interim period through August 29, 2022, neither the Company, nor any party on behalf of the Company, consulted with Cherry Bekaert with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Cherry Bekaert that was an important factor considered by Cherry Bekaert in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter from Grant Thornton LLP addressed to the Securities and Exchange Commission, dated as of August 30, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Technologies, Inc.

By:	/s/ Jevan Anderson
Name: Jevan Anderson
Title: Chief Financial Officer

Date: August 30, 2022

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